                                                                   Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 18, 1997, relating to the consolidated financial statements of Corrections Corporation of America and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years ending December 31, 1996 and to all references to our Firm included in this registration statement as amended.


                                          /s/ ARTHUR ANDERSEN LLP
                                              ----------------------
                                              ARTHUR ANDERSEN LLP


Nashville, Tennessee
July 8, 1997